Exhibit 99.1

FOR IMMEDIATE RELEASE August 19, 2015

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

Daniel J. Schreiber, CEO

(858) 509-8800

dan@redhawkholdingscorp.com

G. Darcy Klug, CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

INDEPENDENCE CONTINUES RESTRUCTURING THROUGH JUNE 30, 2015 TRANSITION PERIOD

Youngsville, Louisiana (OTC: IDNG) – Independence Energy Corp. (“Independence”) announced today a net loss of $105,614, or $0.00 per diluted share, for the five month period ended June 30, 2015. The results for the five month period included a $28,860 non-cash charge related to the amortization of certain intangible assets acquired in March 2014. For the comparable five month period ended June 30, 2014, Independence reported a net loss from continuing operations of $142,370 and a net loss of $290,553, or $0.00 per diluted share.

The Company said that on or about August 24, 2015, it expects to file with the Secretary of State for the State of Nevada the shareholder approved Amended and Restated Articles of Incorporation that, among other things, officially changes its name to RedHawk Holdings Corp. (“RedHawk”). The Company said that it will initiate trading under the symbol “HAWC” once it has completed the filing of the Amended and Restated Articles of Incorporation.

Commenting on the transition period results, Daniel J. Schreiber, Independence’s Chief Executive Officer, said, “During the five month transition period ended June 30, 2015, we continued to focus on reducing operating expenses, reviewing prior business activities, completing the disposition of our oil and gas properties, preparing for the recapitalization of our balance sheet and re-directing the future business activities of RedHawk.”

“Independence is in advanced talks to complete the acquisition targets previously announced” Schreiber continued. “These acquisition targets are focused on expanding the RedHawk Land & Hospitality LLC business unit through the acquisition of commercial property located in Lafayette, Louisiana and an ownership interest in the iconic Naniloa Hilo Resort located in Hilo, Hawaii. The Company hopes to complete the purchase of the Lafayette property during the quarter ended September 30, 2015, and the Hilo interest during the quarter ended December 31, 2015. Because some of these targeted acquisitions under consideration and impact future operations of our health care business unit, we have deferred, at this time, the decision to internally expand our marketing distribution network for the sale of our digital non-contact thermometers.”

Completion of the acquisitions are contingent upon, among other things, satisfactory completion of due diligence, the negotiation and execution of definitive purchase agreements, completion of satisfactory appraisals, and the approval of the transactions by disinterested members of Independence’s Board of Directors.

# # #

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.